UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

Camden National Corporation

(Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Camden National Corporation (the “Company”) approved an amendment and restatement of the Bylaws of the Company on January 31, 2012. The Company’s Amended and Restated Bylaws will become effective immediately. A summary of what we believe are the most substantive amendments to the Bylaws is set forth below:

Special Meetings: Article III, Section 3.6 of the Company’s Bylaws now provides that each member of the Board be given at least two (2) days prior notice of each such special meeting, stating the date, time and place of the meeting, by telephone, letter, facsimile, electronic mail, or in person.

Our prior Bylaws provided that each member of the Board shall be given at least two (2) days notice by telephone, letter, facsimile or in person, stating the date, time and place for the special meeting.

Telephonic Meetings Permitted: Article III, Section 3.7 of the Company’s Bylaws now provides Members of the Board, or of any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Our prior Bylaws did not expressly address telephonic meetings.

Action by Unanimous Consent of Directors: Article III, Section 3.9 of the Company’s Bylaws now provides that unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee in accordance with applicable law.

Our prior Bylaws did not expressly address Action by Unanimous Consent of Directors.

Corporate Governance and Risk Committee: Article IV, Section 4.2 of the Company’s Bylaws now provides there shall be a Corporate Governance and Risk Committee composed of not less than three (3) Directors and for which the Chairperson of the Board shall serve as the Chair. The Governance Committee shall be responsible for making recommendations to the Board for (a) nomination of Directors and Officers and for establishment of criteria for the selection of all such nominees, (b) establishment of the tenure and retirement policy for Directors, (c) review of the effectiveness of the Board, (d) selection of committee chairs, (e) oversight of the Company’s risk management program, (f) recommendation of amendments to the Articles of Incorporation or these Bylaws, and such other duties assigned to it by the Board of Directors.

This change modified the formal name of the Committee to include Risk and expanded the responsibilities of the Committee to include oversight of the Company’s Risk Management Program.

Technology Committee: Article IV, Section 4.6 of the Company’s Bylaws now provides that there shall be a Technology Committee composed of not less than three (3) Directors appointed by the Board annually or more often, whose duty it shall be to review and advise the Board on matters pertaining to the Technology Strategy of the Corporation including, but not necessarily limited to, meeting current strategic needs, and anticipating future requirements that are necessary as a result of organizational growth and technology innovation.

Our prior Bylaws did not expressly address a Technology Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMDEN NATIONAL CORPORATION (Registrant)
Dated: February 03, 2012
	By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Financial Officer and Principal Financial & Accounting Officer